Exhibit 99.1

Quanterix Corporation Releases Operating Results for First Quarter 2018

41% revenue growth

First full quarter of SR-X sales

Integration of Aushon in process

Lexington, Mass. — May 9, 2018 —Quanterix Corporation (NASDAQ:QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced financial results for the first quarter 2018.

“The first full quarter following the successful close of our initial public offering marked an important milestone in our transition as a public company, particularly as we continue our focus on growing revenues and transforming biomarker detection by enabling non-invasive, ultra-sensitive measurement of molecular biomarkers,” said Chief Executive Officer, President and Chairman, Kevin Hrusovsky. “We are pleased with our strong first quarter performance and enthusiastic about the market opportunity in front of us, particularly in research markets for improving drug development with biomarkers and pharma services in the short to mid-term and in diagnostics and precision health screens in the long term.”

First Quarter 2018 Financial Highlights

Key financial results for the first quarter are shown below:

•                  Q1 revenue of $7.5M versus prior year Q1 of $5.3M, an increase of 41%.

•                  Q1 product revenue was $4.7M versus prior year Q1 of $3.4M, an increase of 38%.

•                  Q1 Service and Other revenue totaled $2.5M versus prior year Q1 of $1.6M, an increase of 52%.

First Quarter 2018 Business Highlights

•                  As previously noted, Quanterix successfully completed the acquisition of Aushon BioSystems on Jan. 30, 2018 and has begun to successfully integrate the two businesses. Major benefits of the Aushon transaction include:

•                  acquired an ultra-sensitive protein detection technology, complimentary to Simoa;

•                  acquired a Clinical Laboratory Improvement Amendments (CLIA) certified laboratory, expanding services and accelerating entry into pharmaceutical drug trial services;

•                  gained access to Aushon’s menu of over 200 assays, many with multiplexing capabilities;

•                  accessed a talented work force allowing us to accelerate assay development; and,

•                  inherited an additional facility (close to the Quanterix headquarters), enabling cost-effective expansion of operations to meet growing demand.

•                  Expanded operations in Asia, particularly working through distributors in China.

•                  Successfully closed first full quarter of sales of the new SR-X Ultra-Sensitive Biomarker Detection System™.

•                  Began a collaboration with DestiNA Genomics in an effort to transform microRNA biomarker detection, bringing together high-specificity and ultra-sensitivity for the first time.

•                  Surpassed more than 100 third-party, peer-reviewed publications in neurology, as driven by increased demand for the Company’s Simoa technology, bringing the total number of publications for the Company to over 215 across neurology, oncology, cardiology, inflammation and infectious disease.

•                  Named as partner candidate in the FNIH (Foundation for National Institutes of Health) Biomarkers Consortium, which launched a project to improve diagnosis and treatment of neurodegenerative and psychiatric diseases.

•                  Reinforced the Company’s leadership position in the market through presentations from Kevin Hrusovsky,  Chief Executive Officer, President and Chairman, at The 36th Annual J.P. Morgan Healthcare Conference, PULSE The Atlantic Summit on Health Care,  The Lake Nona Impact Forum, Cowen and Company 38th Annual Healthcare Conference, and Needham and Company’s 17th Annual Healthcare Conference, as well as receiving an exclusive invite to be a part of Fortune Brainstorm Health.

•                  Announced that Quanterix will be a platinum sponsor for the third-annual Powering Precision Health Summit to be held in Boston Dec. 11-12, 2018.  This summit aims to bring all key stakeholders together in order to transform reactive sick care into preventative healthcare, focusing on neurology, oncology and infectious disease application areas. Previous conferences have attracted over 600 attendees from around the world and helped underscore the importance of Quanterix’ technologies for enabling personalized medicine and precision health.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on May 9, 2018, at 4:30 p.m. EDT to discuss the Company’s financial results and business outlook. To access this call, dial (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following password:2576325.

A live webcast will be accessible on the Investors section of Quanterix’ website: http://www.quanterix.com. The webcast will be available on the Company’s website for one year following completion of the call.

Financial Highlights (in thousands)

Quanterix Statement of Operations	Q1 2018	Q1 2017

Product revenue	4,745	3,425
Grant and other revenue	2,507	1,644
Collaboration revenue	269	269
Total revenue	7,521	5,338

Cost of product revenue	2,773	1,834
Cost of service revenue	1,576	1,144
Cost of collaboration revenue	—	—
Research and development	3,644	4,250
Selling, General and administrative	6,691	4,166
Total operating expenses	14,684	11,394

Loss from operations	(7,163)	(6,056)
Interest expense, net	(24)	(255)
Other income (expense), net	(15)	(80)
Net loss	(7,202)	(6,391)

Note: SG&A includes all professional fees incurred to complete the Aushon transaction, in addition to amortization of acquired intangible assets, hiring of key Aushon personnel and other transition costs incurred post acquisition. Q1 2018 SG&A also includes a full quarter of public company costs.

Quanterix balance sheet	3/31/18	12/31/17

Cash	65,231	79,682
AR	4,661	5,599
Inventory	5,332	3,571
Prepaid and other	1,393	400
Total current assets	76,617	89,252

Property and equipment, net	2,234	1,874
Intangible assets and goodwill	4,149	0
Other non-current assets	683	653

Total assets	83,683	91,779

Accounts payable/accrued expenses	8,485	9,736
Deferred revenue	5,842	4,942
Current portion of long term debt	8,463	5,036

Total current liabilities	22,790	19,714

Deferred revenue, net of current portion	1,434	1,709
Long term debt	0	4,346
Other non-current liabilities	128	144
Total liabilities	24,352	25,913

Total stockholders equity	59,331	65,866

Total liabilities and stockholders equity	83,683	91,779

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Lexington, Massachusetts. For additional Information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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Contacts:

Quanterix, Inc.

Joseph Driscoll, CFO 617-301-9495

jdriscoll@quanterix.com

PAN Communications

Lindsay Poole, 617-502-4300

quanterix@pancomm.com